Exhibit 3.30(a)
ARTICLES OF INCORPORATION
OF
UNITED SURGICAL OF ATLANTA, INC.
ARTICLE 1 — NAME. The name of the corporation shall be: United Surgical of Atlanta, Inc.
ARTICLE 2 — AUTHORIZED SHARES. The number of shares of stock that this corporation is authorized to have outstanding at any one time is 1,000. Shares of stock of this corporation shall have a par value of $1.00 per share. All such shares are of one class and are shares of Common Stock.
ARTICLE 3 — REGISTERED OFFICE AND AGENT. The address of the registered office in the State of Georgia is 1201 Peachtree Street, N.E., Atlanta, Fulton County, Georgia 30361. The name of its registered agent at such address is CT Corporation System.
ARTICLE 4 — INCORPORATOR. The name and address of the incorporator is Alex Jenkins, 15305 Dallas Parkway, Suite 1600, LB28, Addison, TX 75001.
ARTICLE 5 — PRINCIPAL OFFICE. The mailing address of the initial principal office of the corporation is 3200 Downwood Circle, #210, Atlanta, Georgia 30327.
ARTICLE 6 — DIRECTORS. The number of directors constituting the initial Board of Directors of the corporation is one. The name and address of the initial Board of Directors is Donald E. Steen, 15305 Dallas Parkway, Suite 1600, LB28, Addison, TX 75001.
IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on March 7, 2002.

/s/ Alex Jenkins
Alex Jenkins
Incorporator of United Surgical of Atlanta, Inc.

CORPORATIONS DIVISION Suite 315, West Tower 2 Martin Luther King Jr., Drive Atlanta, Georgia 30334-1530 CATHY COX WARREN H. RARY (Illegible) of State Director NAME RESERVATION/REGISTRATION NOTICE DATE: 3/7/02 CT CORPORATION SYSTEM/PATTIE HARDY EXAMINER: PAM NEAL 1201 PEACHTREE ST. PHONE: 404-656-0624 ATLANTA GA 30361 FORM: 549 USP ATLANTA, INC. The name listed ABOVE has been rejected for the following reason(s). The name is not distinguishable from another name of record. The name is available, but cannot be reserved without a Georgia Professional License number. Enter Georgia professional license number below and return this notice to the above address. Georgia Prof. License No. Use of the term "Realtor" requires verification of realtor status. This verification may be either a realtor number of realtor logo. If realtor number, enter here Issuance requires written approval from the Office of the Commissioner of Insurance, 604 West Tower, 2 Martin Luther King Jr., Dr. Atlanta, GA 30334. (Phone Number 404-656-2056) Use of the term "Trust" or any variation of the word "Bank" requires written approval from the Georgia Department of Banking and Finance, 2990 Brandywine Rd. Ste 200, Atlanta, Georgia 30341. (Phone Number 770-986-1633) Use of the term "University" or "College" requires written approval from the Nonpublic Postsecondary Education Commission, 2082 East Exchange Place, Ste 245, Tucker, GA 30084. (Phone Number 404-656-2538) Public Law 95-606. USC Title 36, Section 371 et seq., prohibits the use of "Olympic" technology except by the Olympic Committee and its membership. Therefore, any name containing "Olympic" or any variation thereof, cannot be issued without written approval of the U.S. Olympic Committee, Attn: General Counsel, 1750 East Boulder Street, Colorado Springs, CO 80909. The name is available ONLY with written consent of the entity indicated on the attached printout. Issuance requires written approval from the Georgia Lottery Corporation, Inforum Ste 3000, 250 Williams St. Atlanta, GA 30303-1071. Use of the Term "Medicaid" requires written approval of the Georgia Dept. of Medical Assistance, 2 Peachtree St., N.W., Atlanta, GA 30303. The Law Enforcement Integrity Act of 1994 prohibits the use of law enforcement related terminology or names unless written permission is granted by the chief executive officer of the law enforcement agency whose name is being used. Issuance requires written approval of the State Examining Boards, Behavioral Science, 166 Pryor St. S.W. Atlanta, GA 30303 Use of the term "Little League" or "Little Leaguer" requires written consent of Little League Baseball, Inc. Use of the term "Postal Service" or "Post Office" requires written approval of the United States Postal Service, Southeast Division, Office of Field Legal Services, 3980 Dekalb Technology Pkwy., Ste 840, Atlanta, GA 30340-2776. Use of the term "Vidalia Onion" requires written approval of the Georgia Dept. of Agriculture, Capital Square, Atlanta, GA 30334-4201. Other: